SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2004

ASPEN INSURANCE HOLDINGS LIMITED

(Exact name of registrant as specified in its charter)

Bermuda	001-31909	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Victoria Hall
11 Victoria Street
Hamilton HM 11
Bermuda

(Address of principal executive offices)
(Zip Code)

Registrant's telephone number, including area code: (441) 295-8201

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On September 24, 2004, we entered into new service agreements with Messrs. Christopher O'Kane and Julian Cusack and Ms. Sarah Davies. In respect of each of the agreements with Messrs. O'Kane and Cusack and Ms. Davies:

(i)	employment terminates automatically when the employee reaches 65 years of age.

(ii)	employment may be terminated for cause if:

•	if the employee becomes bankrupt, is convicted of a serious criminal offence, commits serious misconduct or other conduct bringing the executive or Aspen Holdings or any of its subsidiaries into disrepute;

•	if the employee materially breaches any provisions of the service agreement or conducts himself/herself in a manner prejudicial to the business;

•	if the employee is disqualified from being a director;

•	if the employee breaches any code of conduct or ceases to be registered by any regulatory body; or

•	if the employee materially breaches any provision of the shareholder's agreement with Aspen Holdings.

(iii)	employment may be terminated by the employee without notice for good reason if:

•	the employee's annual salary or bonus opportunity is reduced;

•	there is a material diminution in the employee's duties, authority, responsibilities or title, or the employee is assigned duties materially inconsistent with his/her positions;

•	the employee is removed from any of his/her positions or is not elected or reelected to such positions;

•	an adverse change in the employee's reporting relationship occurs; or

•	the employee is required to relocate more than 50 miles from the employee's current office;

provided that, in each case, the default has not been cured within 30 days of receipt of a written notice from the employee.

(iv)	if the employee is terminated without cause or resigns with good reason (as described above), the employee is entitled to receive accrued salary and benefits, and an amount equal to two times the sum of the employee's highest salary during the term of the agreement and the average annual bonus paid to the executive in the previous three years (or lesser period if employed less than three years). 50% of this severance payment is paid to the employee within 14 days of the execution by the employee of a valid release and the remaining 50% is paid in four equal installments during the 12 months following the first anniversary of the date of termination, conditional on the employee complying with the non-solicitation provisions applying during that period;

(v)	if the employee is terminated without cause or resigns for good reason in the six months prior to a change of control or the two-year period following a change of control, in addition to the benefits discussed above, all share options and other equity-based awards granted to the executive during the course of the agreement shall immediately vest and remain exercisable in accordance with their terms. In addition, the employee may be entitled to excise tax gross-up payments;

(vi)	the agreement contains provisions relating to reimbursement of expenses, confidentiality, non-competition and non-solicitation; and

(vii)	the employees have for the benefit of their respective beneficiaries life cover of four times their basic salary which is fully insured by the Company and there are no key man insurance policies in place.

Mr. O'Kane has entered into a service agreement with Aspen Insurance UK Services Limited and Aspen Holdings under which he has agreed to serve as Chief Executive Officer and director of both companies, terminable upon 12 months' notice by either party. The agreement provides that Mr.

O'Kane shall be paid an annual salary of £346,830, subject to annual review. Mr. O'Kane's service agreement also entitles him to participate in all management incentive plans and other employee benefits and fringe benefit plans made available to other senior executives or employees generally, including continued membership in Aspen's pension scheme and to medical insurance, permanent health insurance, personal accident insurance and life insurance. The service agreement also provides for a discretionary bonus to be awarded annually as the Compensation Committee of our board may determine.

Mr. Cusack has entered into a service agreement with Aspen Holdings under which he has agreed to serve as Executive Vice President, Group Chief Financial Officer and director of Aspen Holdings, terminable upon 12 months' notice by either party. The agreement provides that Mr. Cusack shall be paid an annual salary of US$342,000 and £30,000, both subject to annual review. Mr. Cusack is also entitled to reimbursement of housing costs in Bermuda, up to a maximum of US$180,000 per annum, two return airfares per annum for him and his family from Bermuda to the U.K. as well as reimbursement of reasonable relocation expenses. Mr. Cusack's service agreement also entitles him to participate in all management incentive plans and other employee benefits and fringe benefit plans made available to other senior executives or employees generally, including continued membership in Aspen's pension scheme and to medical insurance, permanent health insurance, personal accident insurance and life insurance. The service agreement also provides for a discretionary bonus to be awarded annually as the Compensation Committee of our board may determine.

Ms Davies has entered into a service agreement with Aspen Insurance UK Services Limited and Aspen Holdings under which she has agreed to serve as Executive Vice President and Chief Operating Officer of both companies and as a director of Aspen Insurance UK Services Limited, terminable upon 12 months' notice by either party. The agreement provides that Ms. Davies shall be paid an annual salary of £180,000, subject to annual review. Ms. Davies' service agreement also entitles her to participate in all management incentive plans and other employee benefits and fringe benefit plans made available to other senior executives or employees generally, including continued membership in Aspen's pension scheme and to medical insurance, permanent health insurance, personal accident insurance and life insurance. The service agreement also provides for a discretionary bonus to be awarded annually as the Compensation Committee of our board may determine.

Item 9.01    Financial Statements and Exhibits

(c)	The following exhibits are filed as part of this report:

10.1    Amended and Restated Service Agreement dated September 24, 2004 among Charles Christopher O'Kane, Aspen Insurance UK Services Limited and the Company.

10.2    Amended and Restated Service Agreement dated September 24, 2004 between Julian Cusack and the Company.

10.3    Amended and Restated Service Agreement dated September 24 , 2004 among Sarah Ann Davies, Aspen Insurance UK Services Limited and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN INSURANCE HOLDINGS LIMITED (Registrant)

Dated: September 24, 2004	By: /s/ Julian Cusack Name: Julian Cusack Title: Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Amended and Restated Service Agreement dated September 24, 2004 among Charles Christopher O'Kane, Aspen Insurance UK Services Limited and the Company.
10.2	Amended and Restated Service Agreement dated September 24, 2004 between Julian Cusack and the Company.
10.3	Amended and Restated Service Agreement dated September 24, 2004 among Sarah Ann Davies, Aspen Insurance UK Services Limited and the Company.